UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 21, 2016

ASPIRITY HOLDINGS LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-203994	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue, Suite 475, Minneapolis, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 432-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2016, the Board of Directors (the “Board”) of Aspirity Holdings LLC (the “Company”) elected Mr. Jeffrey Houdek to the Board to fill the vacancy caused by the recent death of William Goblirsch. In addition, the Board appointed Houdek to serve as the chair of the Investment Committee and as a member of the Audit Committee and the Compensation Committee.

The Company and Mr. Houdek will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.9 to the Registration Statement on Form S-1 filed on February 10, 2012 (File No. 333-179460) and is incorporated herein by reference.

Item 8.01. Other Events

On July 25, 2016, the Company issued a press release announcing the election of Mr. Houdek to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRITY HOLDINGS LLC

Date: July 26, 2016	By:	/S/ Wiley H. Sharp III
Wiley H. Sharp III
	Its:	Vice-President and Chief Financial Officer